                                                                     EXHIBIT 2.7


                   AMENDMENT NO. 5 TO SHARE EXCHANGE AGREEMENT


         THIS AMENDMENT NO. 5 TO SHARE EXCHANGE AGREEMENT (this "AMENDMENT") is made and entered into as of March 3, 2005, by and among Accessity Corp., a New York corporation ("ACCESSITY"); Pacific Ethanol, Inc., a California corporation ("PEI"); Kinergy Marketing, LLC, an Oregon limited liability company ("KINERGY"); ReEnergy, LLC, a California limited liability company ("REENERGY," and together with PEI and Kinergy, the "ACQUIRED COMPANIES"); each of the shareholders of PEI (collectively, the "PEI SHAREHOLDERS"); each of the holders of options or warrants to acquire shares of common stock of PEI (collectively, the "PEI WARRANTHOLDERS"); each of the limited liability company members of Kinergy identified on the signature pages hereof (collectively, the "KINERGY MEMBERS"); each of the limited liability company members of ReEnergy identified on the signature pages hereof (collectively, the "REENERGY MEMBERS").

         WHEREAS, Accessity, PEI, Kinergy, and ReEnergy have executed a Share Exchange Agreement dated as of May 14, 2004, as amended by that certain Amendment No. 1 to Share Exchange Agreement dated as of July 29, 2004, that certain Amendment No. 2 to Share Exchange Agreement dated as of October 1, 2004, that certain Amendment No. 3 to Share Exchange Agreement dated as of January 7, 2005 and that certain Amendment No. 4 to Share Exchange Agreement dated as of February 16, 2005 (as so amended, the "EXCHANGE AGREEMENT"); and

         WHEREAS, Accessity, PEI, Kinergy and ReEnergy desire to amend certain provisions of the Share Exchange Agreement.

         NOW THEREFORE, in consideration of the foregoing premises and the respective promises and agreements of the parties set forth herein, the parties hereto agree as follows:

         1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Exchange Agreement.

         2. AMENDMENTS. (a) Article V of the Exchange Agreement is hereby amended to add the following new Section 5.5:

                           5.5 APPROVAL OF EQUITY OFFERING. Such PEI Shareholder
                  hereby approves and ratifies the Securities Purchase Agreement (the "SECURITIES PURCHASE AGREEMENT") between PEI and each investor who subscribes for units (the "UNITS") consisting of shares of PEI's common stock and warrants to purchase shares of PEI's common stock pursuant to PEI's Confidential Private Placement Memorandum dated February 2, 2005, as supplemented by Supplement No. 1 to Confidential Private Placement Memorandum dated February 24 2005, and as further supplemented by Supplement No. 2 to Confidential Private Placement Memorandum dated March 3, 2005 (collectively, the "Memorandum").

                  (b) Article XVII of the Exchange Agreement is hereby amended to add the following new Section 17.17:

                           17.17 JOINDER. Each PEI Shareholder who is also a
                  subscriber of Units offered by PEI pursuant to the Memorandum and the Securities Purchase Agreement shall, by virtue of their execution of the Securities Purchase Agreement, be deemed to be a signatory to this Agreement and, as a result, shall be subject to all of the provisions of this Agreement as if such PEI Shareholder were an actual signatory hereto.

                  (c) Section 12.14 of the Exchange Agreement is hereby amended by deleting the number "26,200,000" appearing in the fourth line of said section and inserting in its place the number "28,800,000."

         3. MISCELLANEOUS. Except as modified and amended pursuant to this Amendment, the Exchange Agreement shall remain in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Amendment will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

                  [SIGNATURES CONTAINED ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

"ACCESSITY":                               ACCESSITY CORP.
 ---------


                                           By:  /S/ BARRY SIEGEL
                                              ----------------------------------
                                                Barry Siegel, Chairman and CEO



"ACQUIRED COMPANIES":                      PACIFIC ETHANOL, INC.
 ------------------


                                           By:  /S/ RYAN TURNER
                                              ----------------------------------
                                                Ryan Turner, Director and COO



                                           KINERGY MARKETING, LLC


                                           By:  /S/ NEIL M. KOEHLER
                                              ----------------------------------
                                                Neil M. Koehler, President



                                           REENERGY, LLC


                                           By:  /S/ FRANK R. LINDBLOOM
                                              ----------------------------------
                                                Frank R. Lindbloom, Member/Owner

                      PEI SHAREHOLDER AND PEI WARRANTHOLDER
                                 SIGNATURE PAGE
                                       TO
                               AMENDMENT NO. 5 TO
                            SHARE EXCHANGE AGREEMENT


         Pursuant to the authority granted to the undersigned in Section 17.2 of the Exchange Agreement, by execution of this Amendment below by the undersigned, the PEI Shareholders and PEI Warrantholders have executed this Amendment as of the day and year first above written.


                                           By:  /S/ RYAN TURNER
                                              ----------------------------------
                                                Ryan Turner,
                                                Attorney-in-Fact

                                 KINERGY MEMBER
                                 SIGNATURE PAGE
                                       TO
                               AMENDMENT NO. 5 TO
                            SHARE EXCHANGE AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                           /S/ NEIL M. KOEHLER
                                           -------------------------------------
                                           Neil M. Koehler

                                 REENERGY MEMBER
                                 SIGNATURE PAGE
                                       TO
                               AMENDMENT NO. 5 TO
                            SHARE EXCHANGE AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                 KINERGY RESOURCES, LLC


                                 By: /S/ NEIL M. KOEHLER
                                     -------------------------------------------
                                      Neil M. Koehler, Member


                                 FLIN-MAC, INC.


                                 By:  /S/ FRANK R. LINDBLOOM
                                    --------------------------------------------
                                      Frank R. Lindbloom, President



                                      /S/ KENT KAULFUSS
                                    --------------------------------------------
                                      Kent Kaulfuss


                                      /S/ TOM KOEHLER
                                    --------------------------------------------
                                      Tom Koehler